Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Monster Worldwide, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement of our reports dated February 2, 2011, relating to the consolidated financial statements, and the effectiveness of Monster Worldwide, Inc.’s (the “Company”) internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP
New York, New York

July 15, 2011